UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 24, 2005

Celanese Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32410	98-0420726

(Commission File Number)	(IRS Employer Identification No.)

1601 West LBJ Freeway
Dallas, Texas	75234-6034

(Address of Principal Executive Offices)	(Zip Code)

(972) 901-4500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

Shareholders’ Agreement

On January 26, 2005, upon completion of the offering (the “Offering”) described in the Registration Statement on Form S-1 (File No. 333-120187) (the “Registration Statement”) filed by Celanese Corporation (the “Corporation”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related Registration Statement on Form S-1 (File No. 333-122180) filed by the Corporation pursuant to Rule 462(b) of the rules and regulations of the Securities and Exchange Commission under the Securities Act (together with the Registration Statement, the “Registration Statements”), the Second Amended and Restated Shareholders’ Agreement dated January 18, 2005, by and among the Corporation, Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2, Blackstone Capital Partners (Cayman) Ltd. 3 and BA Capital Investors Sidecar Fund, L.P. (the “Shareholders’ Agreement”), became effective.  The Shareholders’ Agreement provides that Blackstone Capital Partners (Cayman) Ltd. 1, Blackstone Capital Partners (Cayman) Ltd. 2 and Blackstone Capital Partners (Cayman) Ltd. 3 (collectively, the “Stockholders”) are entitled to designate all nominees for election to the Board of Directors of the Corporation for so long as they hold at least 25% of the total voting power of the Corporation’s capital stock.  Thereafter, although the Stockholders will not have an explicit contractual right to do so, they may still nominate directors of the Corporation in their capacity as stockholders.  The Shareholders’ Agreement also provides that BA Capital Investors Sidecar Fund, L.P. (“BACI”) has the right to designate one non-voting observer to the Board of Directors of the Corporation.  Under the Shareholders’ Agreement, BACI has agreed not to sell, dispose of or hedge any of the shares of the Corporation’s common stock held by BACI for a period of six months after the completion of the Offering, except for transfers (i) to BACI affiliates or to the Stockholders, (ii) in connection with the right of another selling Stockholder to require BACI to concurrently transfer its shares or in connection with BACI’s co-sale rights under the Shareholders’ Agreement, or (iii) pursuant to the rights set forth in the Registration Rights Agreement described below.  In addition, for a period of six months after the completion of the Offering, any transfers by BACI of the shares of the Corporation’s common stock are subject to a right of first refusal of the other Stockholders, except for transfers (i) to BACI affiliates, (ii) in connection with the right of another selling Stockholder to require BACI to concurrently transfer its shares or in connection with BACI’s co-sale rights under the agreement, or (iii) pursuant to the rights set forth in the Registration Rights Agreement.  For a period of six months after the completion of the Offering, transfers by the Stockholders, other than BACI, of shares of the Corporation’s common stock representing more than 5% of the outstanding shares, are subject to co-sale rights by BACI.  In addition, transfers by the Stockholders of at least a majority of the Corporation’s common stock give the selling Stockholder the right to require the other Stockholders to concurrently transfer their common stock of the Corporation.  The Shareholders’ Agreement provides that the Corporation will indemnify the Stockholders and their respective affiliates, directors, officers and representatives for losses relating to the Tender Offer (as such term is described in the Registration Statements) and other related transactions.

Registration Rights Agreement

On January 26, 2005, upon completion of the Offering described in the Registration Statements, the Corporation, the Stockholders and BACI entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement the Corporation may be required to register a sale of its shares held by the Stockholders.  Under the Registration Rights Agreement, the Stockholders have a right to request the Corporation to register the sale of shares of the Corporation’s common stock held by them, including by making available shelf registration statements permitting sales of shares of the Corporation’s common stock held by the Stockholders into the market from time to time over an extended period.  In addition, the Stockholders have a right to include their shares in registered offerings initiated by the Corporation.  In both cases, the maximum number of shares of the Corporation’s common stock for which the Stockholders might request registration is limited by the number of shares of the Corporation’s common stock that, in the opinion of the managing underwriter, can be sold without having a negative effect on the offering.  Under the Registration Rights Agreement the Corporation is obligated to indemnify the Stockholders, their respective affiliates, directors, officers and representatives, and each underwriter and their affiliates, for losses relating to any material misstatement or material omissions of facts in connection with the registration of the Stockholders’ shares of the Corporation.  Immediately after the completion of the Offering, the Stockholders owned 99,377,885 shares of the Corporation’s Series B common stock entitled to the registration rights.  In addition, if the underwriters’ over allotment option to purchase up to 7,500,000 additional shares of Series A common stock in connection with the Offering is not exercised in full, the Stockholders will be entitled to receive a stock dividend, which the Corporation intends to declare and pay shortly following the expiration of the over-allotment option, of the number of shares of Series A common stock equal to (A) 7,500,000 minus (B) the actual number of shares of Series A common stock that the underwriters purchase from the Corporation.  Such shares of Series A common stock will also be entitled to the registration rights.

Sponsor Services Agreement

On April 6, 2004, the Corporation, Celanese Holdings LLC, an indirect wholly owned subsidiary of the Corporation (“Holdco”) and Blackstone Management Partners IV L.L.C., an affiliate of the Stockholders (the “Advisor”) entered into a monitoring fee agreement under which the Advisor agreed to provide certain structuring, advisory and management services to subsidiaries of the Corporation for a twelve-year period, unless earlier terminated as provided in the monitoring fee agreement.  The annual monitoring fee under this monitoring fee agreement was equal to the greater of $5 million or 2% of the Corporation’s EBITDA for the preceding fiscal year.  Upon the occurrence of certain events, including an initial public offering of the Corporation’s stock, the Advisor was entitled under the monitoring fee agreement to receive a lump sum payment equal to the then present value of all current and future monitoring fees payable under the monitoring fee agreement, assuming the agreement were to terminate upon the twelfth anniversary of the date of the Advisor’s election to receive the lump sum payment.  In connection with, and effective upon, the completion of the Offering, the Corporation amended and restated the monitoring fee agreement pursuant to which the Corporation, Holdco and the Advisor terminated the monitoring services provided by the Advisor and a subsidiary of the Corporation paid the Advisor a termination fee of $35.0 million.  The amended and restated agreement, which is referred to as the “sponsor services agreement,” provides the Advisor with a right of first refusal to provide the Corporation and its subsidiaries with financial advisory services in exchange for mutually agreeable compensation.  This right of first refusal will terminate when the Advisor and its affiliates directly or indirectly hold less than 10% of the Corporation’s outstanding common stock.  The Corporation will indemnify the Advisor and its affiliates and their respective partners, members, directors, officers, employees, agents and representatives for any and all losses relating to the services contemplated by the monitoring fee/sponsor services agreements and the engagement of the Advisor pursuant to, and the performance by the Advisor of the services contemplated by, the monitoring fee/sponsor services agreements.  The Corporation is also obligated to reimburse the Advisor and its affiliates for their expenses incurred in connection with the services provided under the monitoring fee/sponsor services agreements or in connection with their ownership or subsequent sale of the Corporation’s stock.

A copy of the Shareholders’ Agreement is attached to this report as Exhibit 10.1.  A copy of the Registration Rights Agreement is attached to this report as Exhibit 10.2.  A copy of the Sponsor Services Agreement is attached to this report as Exhibit 10.3.  The Shareholders’ Agreement, the Registration Rights Agreement and the Sponsor Services Agreement are incorporated herein by reference.  The above descriptions of the Shareholders’ Agreement, the Registration Rights Agreement and the Sponsor Services Agreement, as well as the transactions contemplated by those documents, are not complete and are qualified in their entirety by reference to those exhibits.

Agreements with Members of our Management

Reference is made to Item 3.02 for option grants and issuances of shares of our Series A common stock made by the Corporation.

Item 1.03                                             Termination of a Material Definitive Agreement

The information set forth in Item 1.02 “Entry into Material Definitive Agreement” under the sub-heading “Sponsor Services Agreement” is incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities

On January 26, 2005, the Corporation completed sales of 1,613,317 shares of its Series A common stock, par value $0.0001 per share (the “Common Stock”), to certain of its employees and members of its board of directors at a price of $7.20 per share.  In addition, effective as of January 20, 2005, the Corporation granted certain of its employees and members of its board of directors options to purchase 10,945,200 shares of Common Stock.  Certain of the options granted to employees vest over time and the remainder vest upon the Corporation’s achievement of certain performance targets.  The options granted to members of our board of directors who are not employees vest over time.  Approximately 15% of the total number of options were vested at the time they were granted.  The options have an exercise price of $16.00 per share.  The sale of shares of Common Stock and the grant of options to purchase shares of Common Stock were made pursuant to the Corporation’s 2004 Stock Incentive Plan in reliance on the exemption from registration provided by Section 701 of the Securities Act.

Of the total number of shares issued pursuant to the 2004 Stock Incentive Plan, 459,729 shares were issued to David Weidman, our chief executive officer, 179,722 shares were issued to Lyndon Cole, our executive vice president, 169,119 shares were issued to Corliss Nelson, our chief financial officer, and 148,007 shares were issued to Andreas Pohlmann, our chief accounting officer.  Messrs. Weidman, Cole, Nelson and Pohlmann were also granted options to purchase 3,149,075 shares of Common Stock, 1,231,100 shares of Common Stock, 1,158,465 shares of Common Stock and 1,013,847 shares of Common Stock, respectively.

In connection with the sale of shares of Common Stock and the grant of options pursuant to the Corporation’s 2004 Stock Incentive Plan, the Corporation and the Stockholders entered into an employee stockholders agreement with employees and directors who received shares of Common Stock and options.  The employee stockholders agreement provides for certain transfer restrictions and registration rights with respect to the shares of Common Stock issued under the plan.

The forms of employee stockholders agreement and option agreements are filed herewith.

Item 3.03               Material Modification to Rights of Security Holders

The issuance by the Corporation of preferred stock designated 4.25% Convertible Perpetual Preferred Stock on January 26, 2005 effects certain rights of the holders of the Corporation's common stock.  The holders of the 4.25% Convertible Perpetual Preferred Stock have preferential dividend and liquidation rights over the holders of the Corporation's common stock.  A description of the 4.25% Convertible Perpetual Preferred Stock is below under Item 5.03. The Certificate of Designation is attached as Exhibit 3.2 to this document and is incorporated by reference in this document.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)(1)       As contemplated in the Registration Statements, the Corporation filed the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), with the Secretary of State of the State of Delaware on January 24, 2005.  Among other things, the Certificate (i) effected a stock split of each share of Series B common stock of the Corporation outstanding immediately prior to the filing of the Certificate into 152.772947 shares of Series B common stock and (ii) amended the terms of the previously existing certificate of incorporation relating to the payment of certain mandatory dividends on the Series B common stock.  The Certificate provides that the Corporation shall declare (subject only to the legal availability of funds for the payment thereof) at any time on or after January 24, 2005, the following mandatory dividends on the Series B common stock (the “Mandatory Dividends”), each payable on a pro rata basis with respect to the then-outstanding shares of Series B common stock:

1.             On or as soon as practicable after April 7, 2005:

a.               an aggregate cash dividend equal to $803,594,144; and

b.              an aggregate cash dividend equal to $15.20 multiplied by the number of shares of Series A common stock of the Corporation purchased by the underwriters of the initial public offering of the Series A common stock contemplated by the prospectus for such offering, dated January 20, 2005, pursuant to the option granted to such underwriters, under the underwriting agreement related to such offering, to purchase up to 7,500,000 shares of Series A common stock (the “Over-Allotment Option”); and

2.             as soon as possible following the expiration of the Over-Allotment Option (which will occur on February 19, 2005) a stock dividend, paid in shares of Series A common stock, of an aggregate number of shares of Series A common stock equal to (1) 7,500,000 minus (2) the number of shares of Series A common stock actually purchased pursuant to the Over-Allotment Option.

This description of the amendments effected by the Certificate is qualified in its entirety by reference to the Certificate, which is attached as Exhibit 3.1 to this document and is incorporated by reference in this document.

(a)(2)       As contemplated in the Registration Statements, the Corporation filed the Certificate of Designation of 4.25% Convertible Perpetual Preferred Stock (the “Certificate of Designation”), with the Secretary of State of the State of Delaware on January 25, 2005.  Pursuant thereto, the Corporation authorized 9,600,000 shares of its preferred stock to be designated 4.25% Convertible Perpetual Preferred Stock (the “Convertible Perpetual Preferred Stock”).  The Convertible Perpetual Preferred Stock ranks junior to all of the Corporation’s and the Corporation’s subsidiaries’ existing and future obligations and except with respect to the Mandatory Dividends, senior in right of payment to all of the Corporation’s common stock now outstanding or to be issued in the future.  The Corporation is not entitled to issue any class or series of the Corporation’s capital stock the terms of which provide that such class or series will rank senior to the Convertible Perpetual Preferred Stock without the consent of the holders of at least two-thirds of the outstanding shares of the Convertible Perpetual Preferred Stock.

Holders of the shares of Convertible Perpetual Preferred Stock are entitled to receive, when, as and if declared by the Corporation’s board of directors, out of funds legally available for payment, cumulative cash dividends on each outstanding share of Convertible Perpetual Preferred Stock at the annual rate of 4.25% of the liquidation preference per share.  The dividend rate is initially equivalent to $1.0625 per share annually.  Dividends are payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, beginning on May 1, 2005.  Accumulated unpaid dividends cumulate at the annual rate of 4.25% and are payable in the manner provided above.  For so long as the Convertible Perpetual Preferred Stock remains outstanding, (1) the Corporation will not declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any junior stock or parity stock except for the Mandatory Dividends and (2) neither the Corporation, nor any of the Corporation’s subsidiaries, will, subject to certain exceptions, redeem, purchase or otherwise acquire for consideration junior stock or parity stock through a sinking fund or otherwise, in each case unless the Corporation has paid or set apart funds for the payment of all accumulated and unpaid dividends with respect to the shares of Convertible Perpetual Preferred Stock and any parity stock for all preceding dividend periods.

Holders of the Convertible Perpetual Preferred Stock may, at any time, convert shares of Convertible Perpetual Preferred Stock into shares of the Corporation’s Series A common stock at a conversion rate of 1.25 shares of Series A common stock per $25.00 liquidation preference of Convertible Perpetual Preferred Stock, subject to certain adjustments.  This represents an initial conversion price of $20.00 per share of the Corporation’s Series A common stock.  If a holder of shares of Convertible Perpetual Preferred Stock exercises conversion rights, upon delivery of the shares for conversion, those shares will cease to cumulate dividends as of the end of the day immediately preceding the date of conversion.  Holders of shares of Convertible Perpetual Preferred Stock who convert their shares into the Corporation’s Series A common stock will not be entitled to, nor will the conversion rate be adjusted for, any accumulated and unpaid dividends.  The Corporation will at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of Convertible Perpetual Preferred Stock a number of the Corporation’s authorized but unissued shares of Series A common stock that will from time to time be sufficient to permit the conversion of all outstanding shares of Convertible Perpetual Preferred Stock.

If the holder of the Convertible Perpetual Preferred Stock elects to convert its Convertible Perpetual Preferred Stock upon the occurrence of a fundamental change (a transaction or event that involves the exchange, conversion or acquisition in connection with which 90% or more of the Corporation’s share of Series A common stock are exchanged for, converted into, acquired for or constitute solely the right to receive, consideration that is not at least 90% shares of common stock that is not traded on a national securities exchange or approved for quotation thereof in an interdealer quotation system of any registered United States national securities exchange) that occurs prior to February 1, 2015, in certain circumstances, the holder of the Convertible Perpetual Preferred Stock will be entitled to receive, in addition to a number of shares of the Corporation’s Series A common stock equal to the applicable conversion rate, an additional number of shares of the Corporation’s Series A common stock.  In no event will the total number of shares of Series A common stock issuable upon conversion exceed 1.5625 per $25.00 liquidation preference per share of Convertible Perpetual Preferred Stock, subject to adjustments in the same manner as the conversion rate.

The conversion rate is subject to adjustment from time to time if any of the following events occur: the issuance of the Corporation’s common stock as a dividend, a distribution of the Corporation’s common stock, certain subdivisions and combinations of the Corporation’s common stock, the issuance to holders of the Corporation’s common stock of certain rights or warrants to purchase the Corporation’s common stock, certain dividends or distributions of capital stock, evidences of indebtedness, other assets or cash to holders of the Corporation’s common stock, or under certain circumstances, a payment the Corporation makes in respect of a tender offer or exchange offer for the Corporation’s common stock.

The Corporation may not redeem any shares of Convertible Perpetual Preferred Stock before February 1, 2010.  On or after February 1, 2010, the Corporation has the option to redeem some or all the shares of Convertible Perpetual Preferred Stock at a redemption price of 100% of the liquidation preference, plus an amount equal to accumulated and unpaid dividends to the redemption date, but only if the closing sale price of the Corporation’s Series A common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date the Corporation gives the redemption notice exceeds 130% of the conversion price in effect on each such day.  In addition, if on or after February 1, 2010, on any quarterly dividend payment date, the total number of shares of Convertible Perpetual Preferred Stock outstanding is less than 15% of the total number of shares of the Convertible Perpetual Preferred Stock outstanding, the Corporation will have the option to redeem the shares of outstanding Convertible Perpetual Preferred Stock, in whole but not in part, at a redemption price of 100% of the liquidation preference, plus an amount equal to accumulated and unpaid dividends to the redemption date.  If full cumulative dividends on the Convertible Perpetual Preferred Stock have not been paid, the Convertible Perpetual Preferred Stock may not be redeemed and the Corporation may not purchase or acquire any shares of Convertible Perpetual Preferred Stock otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Convertible Perpetual Preferred Stock and any parity stock.

If a designated event occurs, each holder of shares of Convertible Perpetual Preferred Stock will have the right to require the Corporation, subject to legally available funds, to redeem any or all of its shares at a redemption price equal to 100% of the liquidation preference, plus accumulated and unpaid dividends to, but excluding, the date of redemption.  The Corporation may choose to pay the redemption price in cash, shares of the Corporation’s Series A common stock, or a combination thereof.  If the Corporation elects to pay all or a portion of the redemption price in shares of its Series A common stock, the shares of Series A common stock will be valued at a discount of 2.5% below the average of the closing sale prices for the ten consecutive trading days ending on the fifth trading day prior to the redemption date.  The Corporation’s ability to redeem all or a portion of the Convertible Perpetual Preferred Stock for cash is subject to the Corporation’s obligation to repay or repurchase any outstanding debt that may be required to be repaid or repurchased in connection with a designated event and to any contractual restrictions contained in the terms of any indebtedness that the Corporation has at that time. If, following a designated event, the Corporation is prohibited from paying the redemption price of the Convertible Perpetual Preferred Stock in cash under the terms of the Corporation’s debt instruments, but are not prohibited under applicable law from paying such redemption price in the Corporation’s shares of Series A common stock, the Corporation will pay the redemption price of the Convertible Perpetual Preferred Stock in the Corporation’s shares of Series A common stock.  However, in no event will the Corporation be required to deliver more than 240,000,000 shares of its Series A common stock in satisfaction of the redemption price (subject to adjustment).

Unless otherwise determined by the Corporation’s board of directors, holders of shares of Convertible Perpetual Preferred Stock will not have any voting rights except as described below, as provided in the Corporation’s Second Amended and Restated Certificate of Incorporation or as otherwise required from time to time by law.  Whenever (1) dividends on any shares of the Convertible Perpetual Preferred Stock or any other class or series of stock ranking on a parity with the Convertible Perpetual Preferred Stock with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (2) the Corporation fails to pay the redemption price on the date shares of Convertible Perpetual Preferred Stock are called for redemption (whether the redemption is pursuant to the optional redemption provisions or the redemption is in connection with a designated event) then, immediately prior to the next annual meeting of shareholders, the total number of directors constituting the entire board of the Corporation will automatically be increased by two and in each case, the holders of shares of Convertible Perpetual Preferred Stock (voting separately as a class with all other series of other preferred stock of the Corporation on parity with the Convertible Perpetual Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of such directors at the next annual meeting of stockholders and each subsequent meeting until the redemption price or all dividends accumulated on the Convertible Perpetual Preferred Stock have been fully paid or set aside for payment.  Directors elected by the holders of the Convertible Perpetual Preferred Stock will not be divided into the classes of the board of directors and the term of office of all directors elected by the holders of Convertible Perpetual Preferred Stock will terminate immediately upon the termination of the right of the holders of Convertible Perpetual Preferred Stock to vote for directors and upon such termination the total number of directors constituting the entire board will automatically be reduced by two.  Each holder of shares of the Convertible Perpetual Preferred Stock will have one vote for each share of Convertible Perpetual Preferred Stock held.  So long as any shares of the Convertible Perpetual Preferred Stock remain outstanding, the Corporation will not, without the consent of the holders of at least two-thirds of the shares of Convertible Perpetual Preferred Stock outstanding at the time, voting separately as a class with all other series of Convertible Perpetual Preferred Stock upon which like voting rights have been conferred and are exercisable issue or increase the authorized amount of any class or series of stock ranking senior to the outstanding Convertible Perpetual Preferred Stock as to dividends or upon liquidation.  In addition, the Corporation will not amend, alter or repeal provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation or of the resolutions contained in the Certificate of Designation, whether by merger, consolidation or otherwise, so as to amend, alter or adversely affect any power, preference or special right of the outstanding Convertible Perpetual Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding Convertible Perpetual Preferred Stock; provided, however, that any increase in the amount of the authorized Series A common stock or authorized preferred stock or the creation and issuance of other series of Series A common stock or preferred stock ranking on a parity with or junior to the Convertible Perpetual Preferred Stock as to dividends and upon liquidation will not be deemed to adversely affect such powers, preference or special rights.

In the event of the Corporation’s liquidation, dissolution or winding up, the holders of Convertible Perpetual Preferred Stock are entitled to receive out of the Corporation’s assets available for distribution of an amount equal to the liquidation preference per share of Convertible Perpetual Preferred Stock held by that holder, plus an amount equal to all accumulated and unpaid dividends on those shares to the date of that liquidation, dissolution, or winding up, before any distribution is made on any junior stock, including the Corporation’s Series A common stock, but after any distributions on any of the Corporation’s indebtedness.

This description of the Certificate of Designation is qualified in its entirety by reference to the Certificate of Designation, which is attached as Exhibit 3.2 to this document and is incorporated by reference in this document.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation
3.2	Certificate of Designation

10.1	Shareholders’ Agreement
10.2	Registration Rights Agreement
10.3	Sponsor Services Agreement
10.4	Form of Employee Stockholders Agreement
10.5	Form of Nonqualified Stock Option Agreement (for employees)
10.6	Form of Nonqualified Stock Option Agreement (for non-employee directors)
10.7	Celanese Corporation 2004 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

Date:	January 28, 2005	By:	/s/ Corliss J. Nelson
		Name:	Corliss J. Nelson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Second Amended and Restated Certificate of Incorporation
3.2	Certificate of Designation
10.1	Shareholders’ Agreement
10.2	Registration Rights Agreement
10.3	Sponsor Services Agreement
10.4	Form of Employee Stockholders Agreement
10.5	Form of Nonqualified Stock Option Agreement (for employees)
10.6	Form of Nonqualified Stock Option Agreement
(for non-employee directors)
10.7	Celanese Corporation 2004 Stock Incentive Plan